UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2023

HOMETRUST BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35593	45-5055422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Woodfin Street, Asheville, North Carolina	28801
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (828) 259-3939

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HTBI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On August 28, 2023, the Board of Directors of HomeTrust Bank (the “Bank”), a wholly owned subsidiary of HomeTrust Bancshares, Inc. (the “Company”), adopted an amendment to its Executive Medical Care Plan (the “EMCP”). The amendment to the EMCP provides that, for each plan year beginning on or after July 1, 2022, the earnings credit shall only apply to those participants who have not yet had a termination of employment with the Bank or a participating employer as of the last day of the applicable plan year.
The foregoing description of the amendment to the EMCP is qualified in its entirety by reference to the full text of such amendment, which is attached to this report as Exhibit 10.1and incorporated herein by reference.
Item 9.01  Financial Statements and Exhibits
(a)    Not applicable.
(b)    Not applicable.
(c)    Not applicable.
(d)    The following exhibits are included with this Report or incorporated herein by reference:

Exhibit No.	Description
10.1	Amendment No. 3 to the HomeTrust Bank Executive Medical Care Plan, dated August 28, 2023
104.0	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMETRUST BANCSHARES, INC.

Date: August 28, 2023	By:	/s/ Tony J. VunCannon
Tony J. VunCannon
Executive Vice President, Chief Financial Officer, Corporate Secretary and Treasurer

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